Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan of Upland Software, Inc. of our reports dated February 28, 2023, with respect to the consolidated financial statements of Upland Software, Inc. and the effectiveness of internal control over financial reporting of Upland Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Austin, Texas
January 8, 2024